                                                                   EXHIBIT 10.30

                             STOCK OPTION AGREEMENT


     Dated as of: June 3, 1996

To: [________________________]

     Pursuant to resolutions of the Board of Directors of Somanetics Corporation, a Michigan corporation (the "Company"), the Company hereby grants to you an option (the "Option") to purchase up to ______________ (_____) Common Shares, par value $.01 per share, of the Company (the "Shares") at $__.__ per Share, upon the terms and conditions contained herein.

     1. The Option herein granted may not be transferred by you otherwise than by will or by the laws of descent and distribution, and during your lifetime the Option is exercisable only by you.

     2. (a) Subject to the other terms of this Option, you may exercise the Option in accordance with the following schedule:

        (i) Between the date of this Option and June 3, 1997, none of the Shares may be purchased,

        (ii) Commencing June 3, 1997 one-fourth (1/4) of the Shares may be purchased.

        (iii) Commencing June 3, 1998, an additional one-fourth (1/4), of the Shares may be purchased.

        (iv) Commencing June 3, 1999, an additional one-fourth (1/4), of the Shares may be purchased.

        (v) Commencing June 3, 2000, the final one-fourth (1/4) of the Shares may be purchased.

Notwithstanding anything in this Option to the contrary, the Option shall be exercisable to purchase all of the Shares immediately, to the extent not already purchased, (i) ten (10) business days before the consummation of a "Transaction" as defined in Paragraph 17 of the Somanetics Corporation 1991 Incentive Stock Option Plan (the "1991 Plan"), which definition is incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option, and (ii) upon the acquisition by any person, entity or group (as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of 51% or more of the Company's outstanding voting securities.

        (b) Subject to earlier termination in accordance with the provisions of Paragraphs 11, 12 and 14 of the 1991 Plan (which provisions are incorporated into this option by reference and shall bind you and the Company as if set forth in full in this Option; references in such Paragraphs 11, 12 and 14 to "Participant", "option", "Nonqualified Option" and "Plan" shall be deemed references to you, this Option, this Option and this Option, respectively, for all purposes under this Option), the Option shall expire (to the extent not previously exercised) on june 3, 2006.

     3. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (in the manner set forth in Paragraph 9 of the 1991 Plan, which paragraph is incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option) of the aggregate option price for the number of Shares purchased. The Company shall cause the Common Shares underlying the Option to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on the appropriate form and as required under any applicable state or foreign securities or Blue Sky laws. Such exercise shall be effective only upon the actual receipt of such written notice and of the option price, and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in paragraphs 6 and 7.

     4. If upon the exercise of the Option there shall be payable by the Company or a subsidiary any amount for income tax withholding, in the Company's Board of Directors' sole discretion, either you shall pay such amount to the Company, or the number of Shares delivered by the Company to you shall be appropriately reduced, to reimburse the Company for such payment. The Company's Board of Directors may, in its sole discretion, permit you to satisfy such withholding obligations, in whole or in part, by electing to have the number of Shares delivered or deliverable by the Company upon exercise of this Option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of the Option, to reimburse the Company for such income tax withholding. The Company's Board of Directors may make such other arrangements with respect to income tax withholding as it shall determine.

     5. It is understood and agreed that nothing contained in this Agreement, nor any action taken by the Board, shall confer upon you any right with respect to the continuation of your employment by the Company or any subsidiary, nor interfere in any way with the right of the Company or a subsidiary to terminate your employment at any time.

     6. The provisions set forth in Paragraph 17 of the 1991 Plan are incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option. References in such Paragraph 17 to "Participant", "stock option" and "Plan" shall be deemed references to you, this Option and this Option, respectively, for all purposes under this Option.

     7. Subject to Paragraph 17 of the 1991 Plan, the number and type of shares subject to the Option and the option price with respect to the Option shall be subject to such adjustment as the Committee (as defined in Paragraph 1(b) of the 1991 Plan, which definition is incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option), in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company, such adjustments to be the same as the adjustments such Committee deems appropriate for options outstanding under the 1991 Plan; provided that no adjustment shall be made in connection with any conversion of the Company's outstanding Convertible Preferred Shares. However, no fractional shares shall be issued pursuant to the Option, and any fractional shares resulting from such adjustments shall be eliminated from this Option.


                                        Very truly yours,

                                        SOMANETICS CORPORATION,
                                        a Michigan corporation



                                        By_______________________

                                        Its______________________


The above is agreed to and
accepted.




__________________________

Dated:____________________



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